                                                                    EXHIBIT 99.5

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                                    SERIES A
                           CONVERTIBLE PREFERRED STOCK

                                       OF

                               HEXCEL CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

      Hexcel Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, without par value, designated as Series A Convertible Preferred Stock:

      RESOLVED, that a series of authorized Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            Section 1. Designation and Amount; Rank.

                  (a) Designation and Amount. The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be 125,000 shares of Convertible Preferred Stock. Section 12 contains the definitions of certain defined terms used herein.

                  (b) Rank. Except as otherwise set forth herein or the Series B Certificate of Designations, the Convertible Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, whether voluntary or involuntary, of the Corporation, whether now or hereafter issued, rank senior to all Junior Stock and rank on parity with all Parity Stock, including without limitation, the Series B Preferred Stock.

            Section 2. Dividends and Distributions.

                  (a) Entitlement; Accrual; Payment.

                        (i) Commencing on the Dividend Commencement Date, the holders of shares of Convertible Preferred Stock shall be entitled to receive on each Dividend Payment Date in respect of the Dividend Period ending on (and including) the date immediately prior to such Dividend Payment Date dividends on each share of Convertible Preferred Stock at the rate of 6% per annum on the Accrued Value thereof from the Dividend Commencement Date until the earliest of (A) the date on which the Liquidation Preference of such share of Convertible Preferred Stock is paid to the holder thereof in connection with the Liquidation of the Corporation; (B) the date on which the Corporation redeems such share of Convertible Preferred Stock; (C) the date on which such share of Convertible Preferred Stock is converted into shares of Common Stock; (D) the occurrence of a Mandatory Conversion Event and (E) the date on which such share of Convertible Preferred Stock is otherwise acquired by the Corporation, provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. In no event shall dividends accrue or be payable on the Convertible Preferred Stock prior to the Dividend Commencement Date pursuant to this Section 2(a)(i).

                        (ii) Such dividends shall, at the option of the Corporation, either be paid in cash or accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Dates, provided, however, that all dividends payable on any given Dividend Payment Date must either (i) all be paid in cash or (ii) all accrue and compound and be added to the Accrued Value, in each case on the Dividend Payment Date. Each such dividend which is payable in cash shall be payable to the holders of record of shares of the Convertible Preferred Stock on the Dividend Payment Date, as they appear on the share records of the Corporation at the close of business on such record dates. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Corporation's election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date.

                        (iii) In addition to dividends payable pursuant to
      Section 2(a)(i) hereof, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Convertible Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation (as defined in Section 7(a) below) shall be disregarded. Such Additional Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the "Additional Dividend Payment Date"); provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for Common Stock), then no such dividend or distribution shall be payable in respect of the Convertible Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the applicable anti-dilution adjustment in Section 7(b) below shall apply. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the holders of record of shares of the Convertible Preferred Stock on the applicable record date, as they appear on the share records of the Corporation at the close of business on such record date.

                  (b) Priority With Respect to Junior Stock. Holders of shares of Convertible Preferred Stock shall be entitled to receive the dividends provided for in Section 2(a)(i) and 2(a)(ii) in preference to and in priority over any dividends upon any of the Junior Stock.

            Section 3. Voting Rights.

                  (a) General. Except as otherwise required by law or expressly provided herein, each holder of Convertible Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, voting together with the holders of the Common Stock and Series B Convertible Preferred Stock as a single class, with each holder of shares of Convertible Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted in accordance with
Section 7 hereof as of the record date for the vote or consent which is being taken.

                  (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Convertible Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of the holders of at least seventy percent (70%) of the issued and outstanding shares of Convertible Preferred Stock, voting as a single class,

                        (i) amend, alter, repeal or restate its certificate of incorporation, by-laws or this Certificate of Designations (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Convertible Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Convertible Preferred Stock; or

                        (ii) authorize, issue or otherwise create any shares of Senior Stock, Parity Stock or additional shares of Convertible Preferred Stock.

            Section 4. Redemption.

                  (a) General. Except as provided in this Section 4, the Corporation shall have no right to redeem any shares of Convertible Preferred Stock.

                  (b) Mandatory Redemption.

                        (i) On January 22, 2010 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem (subject to the legal availability of funds therefor) all remaining outstanding shares of Convertible Preferred Stock for an amount in cash in respect of each share of Convertible Preferred Stock equal to such share's Liquidation Preference (the "Mandatory Redemption Price"). The Corporation shall take all actions required or permitted under the DGCL to permit such redemption of the Convertible Preferred Stock. Notwithstanding the foregoing, if the Mandatory Redemption Price of each share is equal to the Participating Preference Amount (as such term is defined in Section 6) rather than the Adjusted Accrued Value of such share, the Corporation shall be entitled to pay all of the Mandatory Redemption Price in Common Stock valued at the Closing Price of the Common Stock on the Business Day immediately preceding the Mandatory Redemption Date; provided, however, that each holder of shares to be redeemed under this Section 4(b)(i) may, in any event, elect to receive the Adjusted Accrued Value in cash, in lieu of a payment of the

      Participating Preference Amount in Common Stock, with respect to each share being redeemed hereunder.

                        (ii) If notice has been mailed in accordance with
      Section 4(b)(iii) and provided that on or before the Mandatory Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Mandatory Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Mandatory Redemption Price.

                        (iii) Notice of any redemption pursuant to this Section 4(b) shall be sent by or on behalf of the Corporation not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the giving of notice for the redemption of any shares of Convertible Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.

                        (iv) If at the Mandatory Redemption Date, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of the Convertible Preferred Stock, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock as it legally may redeem until it has redeemed all of the outstanding shares of the Convertible Preferred Stock. Shares of the Convertible Preferred Stock not redeemed on the Mandatory Redemption Date shall accrue dividends at a rate equal to 10% per annum of the Accrued Value, accruing and compounding in the manner set forth in Section 2(a) hereof from the Mandatory Redemption Date until such shares are redeemed by the Corporation in accordance with this Section 4(b) at the Mandatory Redemption Price. If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series B Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series B Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

                  (c) Redemption Upon a Change of Control.

                        (i) In the event there occurs a Change of Control, the Corporation shall offer to purchase from each holder all of the Convertible Preferred Stock held by such holder for an amount in cash in respect of each share of Convertible Preferred Stock held by such holder equal to the Liquidation Preference of such share of Convertible Preferred Stock, by delivery of a notice of such offer (a "Change of Control Redemption Offer") within ten Business Days following the Change of Control. In the event of a Change of

      Control, each holder of Convertible Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase any or all of the Convertible Preferred Stock held by such holder for an amount in cash in respect of each share of Convertible Preferred Stock held by such holder equal to the Liquidation Preference of such share of Convertible Preferred Stock. Notwithstanding the foregoing, if the redemption price of each share under this Section 4(c) is equal to the Participating Preference Amount rather than the Adjusted Accrued Value of such share, the Corporation shall be entitled to pay all of such redemption price in Common Stock valued at the Closing Price of the Common Stock on the Business Day immediately preceding the redemption date set forth in the notice given by the Corporation pursuant to Section 4(c)(ii); provided, however, that each holder of shares to be redeemed under this Section 4(c)(i) may, in any event, elect to receive the Adjusted Accrued Value in cash, in lieu of a payment of the Participating Preference Amount in Common Stock, with respect to each share being redeemed hereunder.

                        (ii) Within ten Business Days following the occurrence of a Change of Control, the Corporation shall give notice by mail to each holder of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth (i) each holder's right to require the Corporation to redeem any or all shares of Convertible Preferred Stock held by such holder, (ii) the redemption date (which date shall be no more than 30 Business Days following the date of such mailed notice), (iii) that any shares of Convertible Preferred Stock not tendered will continue to accrue dividends as provided for in Section 2(a) hereof and (iv) the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a record holder of shares of Convertible Preferred Stock shall elect to require the Corporation to redeem any or all of such holder's shares of Convertible Preferred Stock pursuant to this Section 4(c), such holder shall deliver within 20 Business Days of the mailing to it of the Corporation's notice described in this Section 4(c)(ii) (a "Change of Control Redemption Request"), a written notice to the Corporation so stating and specifying the number of such holder's shares to be redeemed pursuant to this Section 4(c). The

      Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice required by this Section 4(c)(ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Convertible Preferred Stock to cause the Corporation to redeem all such shares held by them. Notwithstanding the foregoing, the Board of Directors may modify any offer (other than with respect to the price to be paid in accordance with Section 4(c)(i) hereof) pursuant to this Section 4(c) to the extent necessary to comply with the Exchange Act and the rules and regulations thereunder.

                        (iii) If upon a Change of Control, the Corporation does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of the Convertible Preferred Stock that the holders thereof have required the Corporation redeem, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders electing redemption thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock held by such holders as it legally may until it has redeemed all of the shares of the Convertible Preferred Stock the holders thereof require it to redeem. Shares of the Convertible Preferred Stock not redeemed upon receipt of a Change of Control Redemption Request shall accrue dividends at a rate equal to 10% per annum of the Accrued Value thereof, accruing and compounding in the manner set forth in Section 2(a) hereof, from the date fixed by the Corporation for a Change of Control Redemption until such shares are redeemed by the Corporation in accordance with this Section 4(c). If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not
      (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series B Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series B Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

                        (iv) Notwithstanding anything to the contrary herein, until the Corporation's 9-3/4% Senior Subordinated Notes due 2009 (the "Notes") have been repurchased or repaid or permission for such redemption has been granted under the Notes, the Corporation shall not effect a redemption pursuant to Section 4(c) hereof; provided, however, that any failure to effect a redemption under this Section 4(c)(iv) shall be treated for all intents and purposes as a failure to redeem under Section 4(c)(iii) above and, without limiting the generality of the foregoing, the increased dividend accrual rate set forth in Section 4(c)(iii) above shall apply pending redemption. Any shares not redeemed due to the terms of this
      Section 4(c)(iv) shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption) under the Notes.

                  (d) In the event the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability, to (A) redeem all shares of Convertible Preferred Stock entitled to a redemption pursuant to this Section 4 and (B) redeem all shares of Series B Preferred Stock entitled to a redemption pursuant to Section 4 of the Series B Certificate of Designations, then the Corporation shall redeem the Convertible Preferred Stock and Series B Preferred Stock pro rata based on the relative amounts of the redemption payments payable to the holders of such series in the aggregate. Any shares not redeemed because the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability to do so, shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption).

            Section 5. Reacquired Shares. Any shares of Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation and may be reissued as part of another series of Preferred Stock, without par value, of the Corporation.

            Section 6. Liquidation, Dissolution or Winding Up. If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law (any such laws, the "Bankruptcy Law"), or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation (any such event, a "Liquidation"), each holder shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of Junior Stock, including without limitation Common Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder (such amount being such share's "Liquidation Preference") equal to the greater of (i) if measured prior to the Dividend Commencement Date, the Stated Value, or, if measured on or following the Dividend Commencement Date, the Adjusted Accrued Value, of such share and (ii) the amount that would be payable to such holder in respect of Common Stock issuable upon conversion of such share of Convertible Preferred Stock if all outstanding shares of Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof (the amount in this clause (ii) being referred to as the "Participating Preference Amount"); provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation shall be disregarded; provided, further, in the event of a Liquidation that occurs due to a voluntary or involuntary case of the Corportaion under Bankruptcy Law, if the Liquidation Preference with respect to each share of Convertible Preferred Stock is equal to the Participating Preference Amount, then, notwithstanding anything to the contrary in this Certificate of Designations, each holder shall receive, out of the assets of the Corporation available for distribution to its stockholders, such Liquidation Preference as follows: (x) in preference to any distribution to holders of Junior Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder equal to the Adjusted Accrued Value and (y) thereafter, the holders of Convertible Preferred Stock shall be entitled to share in all remaining assets of the Corporation, pari passu with the holders of the Common Stock (with the holders of the Convertible Preferred Stock deemed to hold that number of shares of Common Stock into which Convertible Preferred Stock with a Liquidation Preference equal to the Excess Amount could be converted) until the holders of Convertible Preferred Stock shall have received an amount equal to the amount by which the Participating Preference Amount exceeds the Adjusted Accrued Value (the "Excess Amount"). No full preferential payment on account of any dissolution, winding-up or liquidation of the Corporation shall be made to the holders of any class of Parity Stock unless there shall likewise be paid at the same time to the holders of the Convertible Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Convertible Preferred Stock and outstanding shares of Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Convertible Preferred Stock and such shares of Parity Stock if all amounts payable thereon were payable in full.

            Section 7. Optional Conversion. Each share of Convertible Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock at any time, whether or not the Corporation has given notice of redemption under Section 4, on the terms and conditions set forth in this
Section 7.

                  (a) Terms of Conversion. Each share of Convertible Preferred Stock shall be convertible at any time, and from time to time, in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Stated Value by the Conversion Price; provided, however, that in no event shall shares of Convertible Preferred Stock be convertible into Common Stock to the extent, and at any time, that (i) such conversion would cause the holder thereof (together with its affiliates) to have beneficial ownership (which shall have the meaning as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of this

Section 7(a), such meaning shall include the right to acquire securities, whether or not such right is exercisable immediately) of more than 39.9% of the voting power of the Corporation's outstanding voting stock, and (ii) the Notes are outstanding and beneficial ownership by any holder or group of holders of at least 40% of the voting power of the Corporation's outstanding voting stock would constitute a "change of control" thereunder (the "Conversion Limitation") (it being understood for the purposes of this Section 7(a) that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation shall be applied pro rata, based on ownership of Convertible Preferred Stock as amongst the Berkshire/Greenbriar Investors); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations.

                  (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                        (i) In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective
      (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

                        (ii) In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock issue shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share) less than the Conversion Price in effect as of the Business Day immediately preceding such issuance of Common Stock or securities, other than (x) shares of Common Stock, options or other securities issued under any employee or director benefit plan or program of the Corporation approved by the Board of Directors (or any duly authorized committee thereof) of the Corporation or shares of Common Stock issued upon the exercise thereof, (y) shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock, the Series B Preferred Stock, the Corporation's 7% Convertible Subordinated Notes Due 2003 or the Corporation's 7% Convertible Subordinated Debentures due 2011 or (z) shares of Common Stock issued pursuant to Sections 4(b)(i), 4(c)(i) or 9(a) (the issuances under clauses (x), (y) and (z) being referred to as "Excluded Issuances"), then, and in each such case, the Conversion Price in effect immediately prior to such issuance of Common Stock or securities shall be reduced so as to be equal to an amount determined by multiplying such Conversion Price by a fraction of which the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance and (B) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the then Conversion Price per share of Common Stock, and the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance. An adjustment made pursuant to this
      Section 7(b)(ii) shall become effective (x) in the case of an offering of rights, warrants or options or other securities convertible into or exchangeable for Common Stock to all or substantially all of the holders of the Common Stock or any other issuance contemplated by this Section 7(b)(ii) where a record date is fixed for the determination of stockholders entitled to participate in such issuance, immediately after the close of business such record date and (y) in all other cases, the Business Day immediately preceding the date of issuance of shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) contemplated by this Section 7(b)(ii).

                        (iii) For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) of this Section 7(b), the following provisions shall be applicable:

                              (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                              (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

                              (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except with respect to Excluded Issuances):

                                    (A) the aggregate maximum number of shares
            of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(b)(iii)(1) and (2) above), if any, received by the

            Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby;

                                    (B) the aggregate maximum number of shares
            of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided above);

                                    (C) on any increase in the number of shares
            or decrease in exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease; and

                                    (D) no further adjustment of the Conversion
            Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

                              (4) All calculations of the Conversion Price shall be made to the nearest one one-hundredth of a cent. Anything in Section 7(b)(ii) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to Section 7(b)(ii).

                              (5) The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                  (c) Reorganization, Consolidation, Merger, Asset Sale. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock then outstanding shall thereafter be convertible into, upon receipt of any requisite governmental approvals, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to the consummation of such Transaction. In any such case, the Corporation will make appropriate provisions (as determined in good faith by the Board of Directors) to ensure that the provisions of Sections 2-3, 4(a), 4(c), 6-7 and 9 herein will continue to be applicable to the Convertible Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

      Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (as defined in Section 12) thereof, if other than the Corporation, shall assume, by written instrument mailed to each record holder of shares of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this Section 7(c) shall limit the rights of holders of the Convertible Preferred Stock to convert the Convertible Preferred Stock or to require the Corporation to effect a redemption in connection with a Transaction.

                  (d) Conversion Procedures. The holder of any shares of Convertible Preferred Stock may exercise its right to convert such shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Convertible Preferred Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax and any other taxes that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Convertible Preferred Stock so converted shall be entitled, (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and
(iii) payment of all amounts to which a holder is entitled pursuant to Section 7(e) hereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

                  (e) Fractional Shares. In connection with the conversion of any shares of Convertible Preferred Stock pursuant to this Section 7 or Section 8, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest (after aggregating all such shares being converted) in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Convertible Preferred Stock are deemed to have been converted.

                  (f) Dividends; Distributions. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least twenty (20) days' prior written notice to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date, if known, as of which the holders of the Common Stock and of the Convertible Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Convertible Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

      The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any pre-emptive rights, for issuance upon conversion of the Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Convertible Preferred Stock.

            Section 8. Mandatory Conversion. Whether or not the Corporation has given notice of a redemption pursuant to Section 4, each share of Convertible Preferred Stock shall, immediately upon the occurrence of a Mandatory Conversion Event, automatically convert into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) the Stated Value by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such date; provided, however, that in no event shall shares of Convertible Preferred Stock be converted into Common Stock to the extent, and at any time, the Conversion Limitation is applicable (it being understood for the purposes of this Section 8 that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation applied under this Section 8 shall be applied as amongst the Berkshire/Greenbriar Investors pro rata, based on ownership of the Convertible Preferred Stock); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time pursuant to this Section 8 due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations. Any holder's shares of Convertible Preferred Stock not convertible pursuant to this Section 8 due to the Conversion Limitation shall, immediately upon such time as the Conversion Limitation is no longer applicable to such holder, automatically convert into fully-paid and non-assessable shares of Common Stock in accordance with the formula provided for in the immediately preceding sentence of this Section 8. Any conversion pursuant to this Section 8 shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Convertible Preferred Stock, the Corporation shall provide written notice to the holders of the Convertible Preferred Stock and the holders of the Convertible Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the occurrence of the Mandatory Conversion Event, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

            Section 9. Payment Upon Conversion.

                  (a) Upon conversion of a share of Convertible Preferred Stock pursuant to Section 7 hereof, the holder of such share shall be entitled to receive an amount equal to such share's Conversion Payment. Any Conversion Payment made pursuant to this Section 9(a) may be paid by the Corporation, with respect to any such Conversion Payment, (i) all in cash or (ii) all in shares of Common Stock, provided that (A) if the Corporation is paying in shares of Common Stock at its option, such shares of Common Stock shall be valued at 90% of the Closing Price on the date of such conversion and (B) if the Corporation is paying in shares of Common Stock because it does not have available sufficient capital, surplus or other funds available to pay, or is restricted by the Debt Instruments from paying, such Conversion Payment in cash, such shares of Common Stock shall be valued at 95% of the Closing Price on the date of such conversion. With respect to shares of Convertible Preferred Stock which have been surrendered to the Corporation on the same date in accordance with Section 7(d) hereof, each holder thereof shall be entitled to receive the same type of consideration in payment of its Conversion Payment.

                  (b) Upon conversion of a share of Convertible Preferred Stock pursuant to Section 8 hereof, the holder of such share shall be entitled to receive an amount in cash equal to such share's Conversion Payment.

            Section 10. Reports as to Adjustments. Whenever the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible (or the number of votes to which each share of Convertible Preferred Stock is entitled) is adjusted as provided in Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

            Section 11. Tax Matters. Except as otherwise agreed to in writing by the Corporation, holders of Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an "IRS Form"). If the Corporation determines, in its sole discretion, that such IRS Form entitles the holder to either (x) a complete exemption from withholding taxes or (y) a reduction of withholding taxes, with respect to any payment to such holder pursuant to the Convertible Preferred Stock, the Corporation shall not withhold from such payment or shall withhold such reduced amount of withholding taxes from such payment, as the case may be. In all other cases, the Corporation shall be entitled to withhold from any payment to such holder of Convertible Preferred Stock with respect to such Convertible Preferred Stock the applicable amount of any United States federal, state, local or foreign withholding tax that the Corporation, in its sole discretion, believes it is required to withhold pursuant to applicable law. Notwithstanding the above or anything else in this Certificate of Designations, the Corporation shall, unless otherwise determined after the date hereof by an applicable taxing authority or court of competent jurisdiction, take the position for federal, state and local income tax purposes that neither any accretion of the dividend under Section 2(a) of the Certificate of Designations nor any difference between issue price and redemption price of the Convertible Preferred Stock gives rise to a distribution taxable to holders of such stock uunder Section 305 of the Code or the regulations thereunder, and shall file all tax returns (including information returns, if any) consistent with that position.

            Section 12. Definitions.

      For the purposes of the Certificate of Designations of Convertible Preferred Stock which embodies this resolution:

      "Accrued Value" means, with respect to a share of Convertible Preferred Stock, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Convertible Preferred Stock) (i) $1,195.618 plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Sections 2(a)(ii), 4(b)(iv), 4(c)(iii) and 4(c)(iv).

      "Adjusted Accrued Value" means an amount per share of Convertible Preferred Stock equal to the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Sections 2(a)(ii), 4(b)(iv), 4(c)(iii) and 4(c)(iv) plus (iii) an amount equal to all accrued and unpaid dividends on such share which have not been added to Accrued Value; provided, however, that solely for purposes for Section 4(c)(i), the Adjusted Accrued Value component of Liquidation Preference shall mean the product of (A) the Adjusted Accrued Value as calculated absent this proviso and (B) 1.01.

      "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

      "Berkshire/Greenbriar Investors" means any of the parties defined as an "Investor" in the Stockholders Agreement, dated March 19, 2003, among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P. and Greenbriar Equity Fund, L.P.

      "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

      "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

      "Change of Control" shall have the meaning assigned to such term in the Senior Subordinated Note Indenture in effect as of the date hereof.

      "Closing Price" per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors.

      "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

      "Conversion Payment" means (i) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Section 2(a)(ii) prior to the occurrence of a Dividend Accrual Event plus (ii) an amount equal to all accrued and unpaid dividends on such share which have not been added to Accrued Value prior to the occurrence of a Dividend Accrual Event.

      "Conversion Price" shall be equal to the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

      "Current Market Price" per share of Common Stock on any date shall be the average of the Closing Prices of a share of Common Stock for the five consecutive

Trading Days selected by the Corporation commencing not less than 10 Trading Days nor more than 20 Trading Days before the date in question. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Closing Price, the Current Market Price of the Common Stock on such day shall be determined in good faith by the Board of Directors.

      "Debt Instruments" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Senior Subordinated Indenture.

      "Dividend Accrual Event" shall occur if the Closing Price per share of Common Stock over any sixty (60) consecutive Trading Days exceeds an amount per share equal to 200% of the Initial Conversion Price; provided that the 60th consecutive Trading Day is a date that is later than the three year anniversary of the Issuance Date.

      "Dividend Commencement Date" shall mean the date that is the three year anniversary of the Issuance Date.

      "Dividend Payment Date" means each of January 15, April 15, July 15 and October 15, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

      "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

      "Fair Market Value" with respect to any property shall mean the value assigned in good faith to such property by the Board of Directors.

      "GAAP" means United States generally accepted accounting principles.

      "Indenture Change of Control" shall have the meaning assigned to the term "Change of Control" in the Senior Subordinated Note Indenture.

      "Initial Conversion Price" means $3.00 (as adjusted for any split, subdivision, combination, consolidation or reclassification of the Common Stock).

      "Initial Dividend Period" means the dividend period commencing on the Dividend Commencement Date and ending on the first Dividend Payment Date to occur thereafter (but without including such Dividend Payment Date).

      "Issuance Date" means the original date of issuance of the Convertible Preferred Stock.

      "Junior Stock" means the Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or established hereafter (other than the Series B Preferred Stock) unless such class of Capital Stock or series of Preferred Stock is issued and established after the date of this Certificate of Designations and expressly provides that such class or series will rank on parity with (together with the Series B Preferred Stock, the "Parity Stock") or senior to ("Senior Stock") the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution.

      "Junior Stock Distribution" means the declaration or payment or setting apart for payment of any dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) or other distribution declared or made upon Junior Stock, or the redemption, repurchase or other acquisition of any Junior Stock.

      "Liquidation Preference" has the meaning set forth in Section 6 above.

      "Mandatory Conversion Event" shall occur if the Closing Price per share of Common Stock over any sixty (60) consecutive Trading Days exceeds an amount per share equal to 300% of the Initial Conversion Price; provided that the 60th consecutive Trading Day is a date that is later than the three year anniversary of the Issuance Date.

      "Mandatory Redemption Obligation" means any redemption obligation of the Corporation pursuant to Sections 4(b) or 4(c) hereof.

      "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

      "Senior Subordinated Note Indenture" means the Indenture, dated January 21, 1999, between the Corporation and The Bank of New York, as trustee, relating to the issuance of the Corporation's 9-3/4% Senior Subordinated Notes due 2009.

      "Series B Certificate of Designations" means the Certificate of Designations governing the Series B Preferred Stock.

      "Series B Liquidation Preference" shall have the meaning assigned to "Liquidation Preference" in the Series B Certificate of Designations.

      "Series B Preferred Stock" means the Corporation's Series B Convertible Preferred Stock, without par value.

      "Stated Value" means, with respect to a share of Convertible Preferred Stock, $1,000 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Convertible Preferred Stock).

      "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

      "Surviving Person" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

      "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Convertible Preferred Stock to be duly executed this 19th day of March, 2003.

                                        HEXCEL CORPORATION


                                        By: /s/ Stephen C. Forsyth
                                            ------------------------------------
                                        Name:  Stephen C. Forsyth
                                        Title: Executive Vice President
                                               and Chief Financial Officer